Vor Bio Appoints Jeremy Sokolove, M.D. as Chief Medical Officer

BOSTON, Mass., November 3, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage biotechnology company transforming the treatment of autoimmune diseases, today announced the appointment of Jeremy Sokolove, M.D., as Chief Medical Officer. Dr. Sokolove brings more than two decades of clinical and translational experience in rheumatology and autoimmune disease research and development to the company’s leadership team.

“We are thrilled to welcome Jeremy to Vor Bio,” said Jean-Paul Kress, M.D., Chief Executive Officer and Chairman of the Board. “His deep clinical expertise as a rheumatologist, coupled with his strong track record in industry and as a thought leader in autoimmune and inflammatory disease clinical research, makes him a perfect fit to drive our clinical strategy. With Jeremy on board, we are more confident than ever in advancing our dual BAFF/APRIL approach toward meaningful impact for patients.”

Most recently, Dr. Sokolove served as Chief Medical Officer In-Residence at Roivant Sciences where he led strategic assessment and in-licensing of novel therapeutic opportunities while providing operational leadership, clinical guidance, and translational expertise across Roivant’s emerging and established portfolio companies. Before that, he was Chief Medical Officer at Odyssey Therapeutics, leading the transition of the company to a clinical-stage biotechnology organization focused on next-generation immunomodulators for autoimmune and inflammatory diseases. Earlier, Dr. Sokolove was Senior Vice President and Head of Clinical Pharmacology and Experimental Medicine at GSK, where he led early and translational development across the specialty pharma portfolio, and previously Head of Immunology Translational Science at AbbVie, directing early-phase clinical programs and building portfolio-wide translational medicine strategy. He began his career on the faculty at Stanford University School of Medicine as a practicing rheumatologist and primary investigator, where his research focused on biomarker discovery and immune-mediated disease mechanisms.

Dr. Sokolove has practiced extensively as an internist and rheumatologist, treating patients and leading clinical research programs focused on autoimmune and inflammatory disorders. He has published extensively in the fields of immunology and rheumatology, contributing to the understanding of immune-mediated disease mechanisms. His academic credentials include board certification in internal medicine and rheumatology, and he holds an MD from the Boston University School of Medicine.

“I am joining Vor Bio because I see strong scientific and clinical potential in the BAFF/APRIL pathways to precisely modulate the core mechanisms underlying autoimmune diseases,” said Dr. Sokolove. “Telitacicept represents a differentiated, near-term opportunity to meaningfully improve outcomes for patients with limited therapeutic options or those who depend on broad immunosuppression. I look forward to working with the team to execute a global clinical development program for Telitacicept that could translate into a therapy that can make a real difference in the lives of patients.”

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The Company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and potential commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding the potential benefits of telitacicept and the dual BAFF/APRIL approach, including the potential of the BAFF/APRIL pathways to precisely modulate the core mechanisms underlying autoimmune diseases, and telitacicept’s potential to meaningfully improve outcomes for patients with limited therapeutic options or those who depend on broad immunosuppression and to make a real difference in the lives of patients.

Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including the data for our product candidates may not be sufficient for obtaining regulatory approval to commercialize products; we may not be able to execute our business plans, including meeting our planned clinical and regulatory milestones and timelines, and possible limitations of financial and other resources. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission.

Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Media & Investor Contacts:
Carl Mauch

cmauch@vorbio.com

Sarah Spencer

investors@vorbio.com